UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2008

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number

1-14465	IDACORP, Inc. 1221 W. Idaho Street Boise, ID 83702-5627 (208) 388-2200	82-0505802

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
Form 8-K

ITEM 1.01                                               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 5, 2008, IDACORP, Inc. (“IDACORP”) entered into a Sales Agency Agreement with BNY Mellon Capital Markets, LLC. (“BNYMCM”).  Under the terms of the Sales Agency Agreement, IDACORP may offer and sell up to 3,000,000 shares of its common stock, without par value (the “Shares”) from time to time through BNYMCM as IDACORP’s agent for the offer and sale of the Shares.

The Sales Agency Agreement contains representations, warranties and agreements of IDACORP, customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Sales Agency Agreement replaces a sales agency agreement, dated as of December 15, 2005, between IDACORP and BNY Capital Markets, Inc., as amended on October 31, 2007, which expired in November 2008.  IDACORP offered and sold 2,500,000 shares of its common stock, without par value, through BNYMCM as its agent under the prior agreement.

A copy of the Sales Agency Agreement is filed as Exhibit 1.1 hereto.  On December 5, 2008, in connection with this offer and sale of the Shares from time to time, IDACORP filed a prospectus supplement with the Securities and Exchange Commission pursuant to Rule 424(b).

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Number	Description

1.1	Sales Agency Agreement, dated December 5, 2008, between IDACORP, Inc. and BNY Mellon Capital Markets, LLC

5.1	Opinion of Thomas R. Saldin, Esq.

5.2	Opinion of Dewey & LeBoeuf LLP

23.1	Consent of Thomas R. Saldin, Esq. (included in Exhibit 5.1)

23.2	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 5, 2008

IDACORP, Inc.

By:	/s/ Thomas R. Saldin
Thomas R. Saldin
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Number	Description

1.1	Sales Agency Agreement, dated December 5, 2008, between IDACORP, Inc. and BNY Mellon Capital Markets, LLC.

5.1	Opinion of Thomas R. Saldin, Esq.

5.2	Opinion of Dewey & LeBoeuf LLP

23.1	Consent of Thomas R. Saldin, Esq. (included in Exhibit 5.1)

23.2	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.2)